Exhibit 10.4

CERTAIN INFORMATION IN THIS DOCUMENT HAS BEEN OMITTED FROM THIS EXHIBIT, MARKED BY [*****], BECAUSE IT IS BOTH (i) NOT MATERIAL AND (ii) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED
THIRD AMENDMENT
TO
LOAN AND SECURITY AGREEMENT
This Third Amendment to Loan and Security Agreement (this “Amendment”) is entered into this 31st day of January, 2019 (the “Third Amendment Effective Date”), by and among SILICON VALLEY BANK, a California corporation (“Bank”), SPROUT SOCIAL, INC., a Delaware corporation (“Sprout Social”) and SIMPLY MEASURED, INC., a Washington corporation (“Simply Measured”, and together with Sprout Social, individually and collectively, jointly and severally, the “Borrower”).
RECITALS
A.    Bank and Existing Borrower have entered into that certain Loan and Security Agreement dated as of December 1, 2017, as amended by that certain Joinder and First Amendment to Loan and Security Agreement, dated as of February 26, 2018 and as further amended by that certain Second Amendment to Loan and Security Agreement, dated as of July 26, 2018 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).
B.    Bank has extended credit to Existing Borrower for the purposes permitted in the Loan Agreement.
C.    Existing Borrower has requested that Bank amend the Loan Agreement to (i) increase the Revolving Line; and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein.
D.    Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
1.Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.    Amendments to Loan Agreement.
2.1    Section 2.4 (Payments of Interest on the Credit Extensions). Subsection (a)(i) of Section 2.4 is amended in its entirety and replaced with the following:
(i)    Advances. Subject to Section 2.4(b), the principal amount outstanding under the Revolving Line shall accrue at a floating per annum rate equal to the greater of (a) six percent (6.00% and (b) three-quarters of one percent (0.75%) above the Prime Rate, which interest shall be payable monthly in accordance with Section 2.4(d) below.
2.2    Section 2.5 (Fees). Subsections (b) and (c) of Section 2.5 are each amended in its entirety and replace with the following:
(b)    Anniversary Fee. An anniversary fee of Seventy Five Thousand Dollars ($75,000.00) (the “Anniversary Fee”), which, to the extent the Revolving Line has not been terminated and Bank still has a commitment to make Advances, shall be fully-earned, due and payable on January 31, 2020;
(c)    Termination Fee. Upon termination of this Agreement or the termination of the Revolving Line for any reason prior to the Revolving Line Maturity Date, in addition to the payment of any other amounts then-owing, a termination fee in an amount equal to one percent (1.0%) of the Revolving Line (after giving effect to any increases made to the Revolving Line pursuant to Section 2.8); provided that no termination fee shall be charged if the credit facility hereunder is replaced with a new facility from Bank;
2.3    Section 2.8 (Incremental Loan). The following new Section 2.8 is hereby inserted into the Loan Agreement as follows:
2.8    Incremental Loan.
(a)    At any time prior to the Revolving Line Maturity Date, provided no Default or Event of Default has occurred and is continuing and subject to the conditions set forth in clause (d) below, upon prior written notice to Bank, Borrower may request one increase to the Revolving Line (the “Incremental Revolving Line Commitment”), in an aggregate amount not to exceed Ten Million Dollars ($10,000,000.00).
(b)    At the time of sending such notice, Borrower shall specify the time period (such period, the “Election Period”) within which Bank is requested to respond (which Election Period shall in no event be less than fifteen (15) Business Days from the date of delivery of such notice to Bank); provided that if such notice indicates that it is conditioned upon the occurrence of a specified event, such notice may be revoked if such event does not occur prior to the requested funding date. Bank shall not be obligated to extend to Borrower any portion of the Incremental Revolving Line Commitment, and Bank’s determination shall be in Bank’s sole but reasonable discretion. If Bank does not respond by the end of such Election Period, Bank shall be deemed to have declined to increase the Revolving Line.

(c)    If the Revolving Line is increased in accordance with this Section 2.8, Bank and Borrower shall determine the effective date (the “Increase Effective Date”), and Bank shall promptly notify Borrower of the Increase Effective Date.
(d)    Each of the following are conditions precedent to the making of an Incremental Revolving Line Commitment:
(1)    Borrower shall deliver to Bank a certificate of each Borrower dated as of the Increase Effective Date signed by a Responsible Officer of each such Borrower certifying and attaching the resolutions adopted by such Borrower approving or consenting to such Incremental Revolving Line Commitment.
(2)    Each of the conditions precedent set forth in Section 3.2 shall be satisfied.
(3)    Borrower shall be in compliance with the financial covenants set forth in Section 6.9 hereof both as of the end of the most recently ended calendar month prior to the making of the Incremental Revolving Line Commitment and immediately after giving effect to the making of the Incremental Revolving Line Commitment on a pro forma basis (treating any Incremental Revolving Line Commitment as fully funded).
(4)    Borrower shall have delivered to Bank a Compliance Certificate certifying as to compliance with the requirements of clauses (2) and (3) above, together with all reasonably detailed calculations evidencing compliance with clause (3) above.
(5)    Borrower shall have executed any amendments to this Agreement and the other Loan Documents as may be required by Bank to effectuate the provisions of this Section 2.8, including, if applicable, any amendment that may be necessary to ensure and demonstrate that the Liens and security interests granted by the Loan Documents are perfected under the Code or other applicable law to secure the Obligations in respect of the Incremental Revolving Line Commitment.
(6)    Borrower shall have paid to Bank any reasonable fees required to be paid pursuant to the terms hereof in connection with the increased Revolving Line.
(7)    Borrower shall have provided Bank evidence reasonably satisfactory to Bank that Borrower has achieved monthly Recurring Revenue, for any month, in an amount equal to or greater than Ten Million Dollars ($10,000,000.00).
(e)    This Section shall supersede any provisions in Section 12.7 to the contrary.
(f)    Any additional Advances made available pursuant to any such Incremental Revolving Line Commitment shall be treated on the same terms (including with respect to pricing and maturity) as, and made pursuant to the same documentation as is applicable to, the original Revolving Line. Upon the increase in the Revolving Line under this Section 2.8, all references in this Agreement and in any other Loan Document to the Revolving Line shall be deemed to include any increase in the Revolving Line pursuant to this Section 2.8. The Advances and Revolving Line that are subject to an increase under this Section 2.8 shall be entitled to all of the benefits afforded by this Agreement and the other Loan Documents and shall benefit equally and ratably from any guarantees and Liens provided under the Loan Documents in favor of Bank.
2.4    Section 6.9 (Financial Covenants). Section 6.9 is amended in its entirety and replaced with the following;
6.9    Financial Covenants.
Achieve/maintain as indicated:
(a)    Adjusted EBITDA.    Achieve Adjusted EBITDA (negative Adjusted EBITDA), measured quarterly on a trailing six (6) month basis, of at least the following (negative Adjusted EBITDA no worse than):

Quarterly Period Ending	Adjusted EBITDA (negative Adjusted EBITDA no worse than)
March 31, 2019	($15,000,000.00)

June 30, 2019	($16,500,000.00)

September 30, 2019	($11,500,000.00)

December 31, 2019	($5,000,000.00)

March 31, 2020	($2,500,000.00)

June 30, 2020	($2,500,000.00)

September 30, 2020	$0.00

December 31, 2020	$2,500,000.00
(b)    Minimum Cash and Cash Equivalents at Bank.    As of the last day of each calendar month, maintain unrestricted cash and Cash Equivalents at Bank and Bank’s Affiliates, of no less than Seven Million Five Hundred Thousand Dollars ($7,500,000.00)
2.5    Section 8.11 [*****]. The following new Section 8.11 is hereby inserted immediately following Section 8.10:
8.11 [*****]
2.6    Section 13 (Definitions). The following terms and their respective definitions set forth in Section 13.1 is each deleted in its entirety and replaced with the following:
“Revolving Line” is an aggregate principal amount not to exceed Thirty Million Dollars ($30,000,000.00) outstanding at any time, subject to any increases to the Revolving Line permitted under Section 2.8.
“Revolving Line Maturity Date” is January 31, 2021.

2.7    Section 13 (Definitions). The following new defined terms are hereby inserted alphabetically in Section 13.1:
“Adjusted EBITDA” shall mean (a) Net Income, plus (b) Interest Expense, plus (c) to the extent deducted in the calculation of Net Income, depreciation expense and amortization expense (including the amortization of intangible assets and financing fees), plus (d) income tax expense, plus (e) non-cash stock compensation expense, plus (f) to the extent not capitalized, the amount of all non-recurring expenses, fees, costs and charges incurred in connection with any issuance of debt or equity or any proposed or actual amendment, modification or refinancing of any Indebtedness; provided that such amount shall not exceed $250,000 in any fiscal year, and (g) the after tax effect of any extraordinary gains or losses (as defined by GAAP); provided that the aggregate amount of add back made pursuant to this clause for any 12-month period shall not exceed 5% of the otherwise applicable EBITDA, (h) the cumulative effect resulting solely resulting from a change in GAAP since the beginning of the period for which Adjusted EBITDA is being determined; and plus (i) other one-time non-recurring expenses with the prior written approval by Bank, in Bank’s good faith discretion.
“Election Period” is defined in Section 2.8(b).
“Increase Effective Date” is defined in Section 2.8(c).
“Incremental Revolving Line Commitment” is defined in Section 2.8(a).
“Interest Expense” means for any fiscal period, interest expense (whether cash or non-cash) determined in accordance with GAAP for the relevant period ending on such date, including, in any event, interest expense with respect to any Credit Extension and other Indebtedness of Borrower and its Subsidiaries, including, without limitation or duplication, all commissions, discounts, or related amortization and other fees and charges with respect to letters of credit and bankers’ acceptance financing and the net costs associated with interest rate swap, cap, and similar arrangements, and the interest portion of any deferred payment obligation (including leases of all types).
“Net Income” means, as calculated on a consolidated basis for Borrower and its Subsidiaries for any period as at any date of determination, the net profit (or loss), after provision for taxes, of Borrower and its Subsidiaries for such period taken as a single accounting period.
“Third Amendment Effective Date” is January 31, 2019.
2.8    Exhibit B (Compliance Certificate). The Compliance Certificate appearing as Exhibit B to the Loan Agreement is deleted in its entirety and replaced with the Compliance Certificate attached hereto in Schedule 1.

3.    Limitation of Amendments.
3.1    The amendments set forth in Section 2 above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.
3.2    This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.
4.    Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:
4.1    Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct in all material respects as of such date), and (b) no Event of Default has occurred and is continuing;
4.2    Each Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;
4.3    The organizational documents of Borrower previously delivered to Bank remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect, or have otherwise been delivered to Bank in connection with the Third Amendment Effective Date;
4.4    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;
4.5    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;
4.6    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

4.7    This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
5.    Perfection Certificates. In connection with this Amendment, Borrowers have provided Bank updated Perfection Certificates (the “Updated Perfection Certificates”). Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in the Updated Perfection Certificate, and acknowledges, confirms and agrees the disclosures and information Borrower provided to Bank in each such Updated Perfection Certificate, as amended, has not changed, as of the date hereof. From and after the Third Amendment Effective Date, all references to the “Perfection Certificate” in the Loan Documents shall be deemed to be a reference to such the Updated Perfection Certificates.
6.    Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.
7.    Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.
8.    Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, (b) Borrower’s payment of (i) a fully earned, non-refundable amendment/anniversary fee equal to Thirty Seven Thousand Five Hundred Dollars ($37,500.00); and (ii) Bank’s reasonable legal fees and expenses incurred in connection with this Amendment; (c) a duly executed a certificate of each Borrower dated as of the Third Amendment Effective Date, signed by a Responsible Officer of each such Borrower certifying and attaching the resolutions adopted by such Borrower approving or consenting to the increase to the Revolving Line; (d) delivery to Bank of an executed Compliance Certificate certifying that, as of the Third Amendment Effective Date, Borrower is in compliance with the conditions precedent set forth in Section 3.2 of the Loan Agreement; (e) the Updated Perfection Certificate for each Borrower; and (f) such other documents as Bank shall reasonable request.
[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK
SILICON VALLEY BANK

By: ___________________________

Name: _________________________

Title: __________________________

BORROWER
SPROUT SOCIAL, INC.	SIMPLY MEASURED, INC.

By: __________________________	By: __________________________
Name: ________________________	Name: ________________________
Title: _________________________	Title: _________________________

Schedule 1
EXHIBIT B
COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:	___________________________
FROM:	SPROUT SOCIAL, INC.
SIMPLY MEASURED, INC.
The undersigned authorized officer of SPROUT SOCIAL, INC., a Delaware corporation (“Sprout”) and SIMPLY MEASURED, INC., a Washington corporation (“Simply Measured”, and together with Sprout and any other entity executing a Joinder to this Agreement, individually and collectively, jointly and severally, the “Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (as amended, the “Agreement”), (1) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries, if any, relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenants	Required	Complies

Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No
Annual financial statements (CPA Audited)	FYE within 180 days	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
Borrowing Base Report (and any schedules related thereto and including any other information requested by Bank with respect to Borrower’s Accounts), including, without limitation, details of Borrower’s Recurring revenue including, without limitation, total Recurring Revenue, total customers, new subscriptions in process, the Advance Rate and the Churn Percentage
	With each request for an Advance and monthly, within 30 days	Yes No
Board approved projections
within thirty (30) days after the latest to occur of (i) end of each fiscal year of Borrower or (ii) approval by Borrower’s Board, and promptly (and in any event within three (3) Business Days) upon Board approval with any updates or amendments thereto
Yes No

Financial Covenant	Required	Actual	Complies

Maintain as indicated:
Adjusted EBITDA	See Section 6.9(a)	$____________	Yes No
Minimum Cash and Cash Equivalents at Bank and Bank’s Affiliates (monthly)	$7,500,000.00	$____________	Yes No
The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.
The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)
--------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

Sprout Social, Inc.	BANK USE ONLY
Simply Measured, Inc.
Received by: _____________________
AUTHORIZED SIGNER
Date: _________________________
By: ___________________________
Name: _________________________	Verified: ________________________
Title:___________________________	AUTHORIZED SIGNER
Date: _________________________

Compliance Status: Yes No

Schedule 1 to Compliance Certificate
[Financial Covenants of Borrower]
In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.
Dated: ____________________
I.    Adjusted EBITDA (Section 6.9(a))
Required:    Achieve Adjusted EBITDA (negative Adjusted EBITDA), measured quarterly on a trailing six (6) month basis, of at least the following (negative Adjusted EBITDA no worse than) the amounts indicated below:

Quarterly Period Ending	Adjusted EBITDA (negative Adjusted EBITDA no worse than)

March 31, 2019	($15,000,000.00)

June 30, 2019	($16,500,000.00)

September 30, 2019	($11,500,000.00)

December 31, 2019	($5,000,000.00)

March 31, 2020	($2,500,000.00)

June 30, 2020	($2,500,000.00)

September 30, 2020	$0.00

December 31, 2020	$2,500,000.00

Actual: All amounts measured quarterly, on a trailing six month basis:

A.	Net Income		$_________

B.	To the extent included in the determination of Net Income

	1.	The provision for income taxes	$_________

	2.	Depreciation expense	$_________

	3.	Amortization expense	$_________

	4.	Net Interest Expense	$_________

	5.	Non-cash stock compensation expense	$_________

6.
To the extent not capitalized, the amount of all non-recurring expenses, fees, costs and charges incurred in connection with any issuance of debt or equity or any proposed or actual amendment, modification or refinancing of any Indebtedness; provided that such amount shall not exceed $250,000 in any fiscal year
$_________

7.
The after tax effect of any extraordinary gains or losses (as defined by GAAP); provided that the aggregate amount of add back made pursuant to this clause for any 12-month period shall not exceed 5% of the otherwise applicable EBITDA
$_________

	8.	The cumulative effect resulting solely resulting from a change in GAAP since the beginning of the period for which Adjusted EBITDA is being determined	$_________

	9.	Other one-time non-recurring expenses with the prior written approval by Bank, in Bank’s good faith discretion	$_________

	10.	The sum of lines 1 through 9	$_________

C.		ADJUSTED EBITDA (line A plus line B.10)	$_________
Is line C equal to or greater than (negative Adjusted EBITDA no worse than) $[                ]?
  No, not in compliance                          Yes, in compliance
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